UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

December 7, 2006

Date of Report (Date of earliest event reported)

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100 New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2006, the Board of Directors of Antigenics Inc. (the “Company”) awarded the following bonuses to the Company’s named executives effective January 5, 2007:

	Cash	Restricted Shares (1)
Garo Armen, Chairman and CEO	$—	137,500
Roman Chicz, SVP, Research and Development	$85,500	28,500
Shalini Sharp, CFO	$48,000	16,000
Kerry Wentworth, VP, Regulatory Affairs and Clinical Operations	$47,438	15,813

All bonus awards are recommended based on achievement of goals and benchmark data.

(1)	Restricted shares vest equally over two years beginning January 5, 2007.

In accordance with the Company’s consulting agreement with Pramod Srivastava, Ph.D., its scientific founder and a director, for the 12-month period beginning April 1, 2007, the Board of Directors has approved annual compensation to Dr. Srivastava of $50,000 payable quarterly in arrears.

On December 7, 2006, the Board of Directors of the Company also appointed Peter Thornton and Timothy R. Wright to serve as the new members of the Board of Directors, effective immediately. Each will serve as a Class I Directors, subject to his earlier resignation or removal, until the 2007 annual meeting of the Company’s stockholders and the election and qualification of his successor. In addition, the Board of Directors of the Company has appointed Tom Dechaene as its Lead Director.

In accordance with the Company’s Director Compensation Policy (the “Policy”), on December 7, 2006, Mr. Thornton and Mr. Wright each received a grant of a non-qualified stock option to purchase 25,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), in connection with his initial appointment as a director. Also under the Policy, for service as a director, each shall receive an annual cash retainer of $20,000, paid quarterly in arrears as of the last day of each calendar quarter; and an annual grant of a non-qualified stock option to purchase 15,000 shares of Common Stock, which shall generally be made at each annual meeting of the Board of Directors following the Company’s annual meeting of stockholders.

The options described above shall (i) vest annually over three years commencing on the date of grant, subject to continued service on the Board, as applicable; provided that any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his term, (ii) have an exercise price equal to the fair market value of the Common Stock as determined in the Company’s 1999 Equity Incentive Plan, as amended, and (iii) contain the terms and conditions set forth in the form of non-qualified stock option agreement previously approved by the Compensation Committee.

The Company’s press release announcing the appointments of Mr. Thornton and Mr. Wright and providing biographical information is attached hereto as Exhibit 99.1.

In addition, Bruce Leicher, Vice President, General Counsel has resigned effective December 15, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

99.1	Press Release dated December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: December 13, 2006	By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer